Exhibit 99.1

Raytheon Company
Global Headquarters
Waltham, Mass.

Investor Relations Contact
Todd Ernst
781.522.5141

Media Contact
Corinne Kovalsky
781.522.5899
For Immediate Release

Raytheon Reports Strong Third Quarter 2017 Results

•	Bookings of $7.0 billion; backlog of $36.7 billion

•	Net sales of $6.3 billion, up 4.5 percent

•	EPS from continuing operations of $1.97

•	Operating cash flow from continuing operations of $382 million

•	Updated full-year 2017 guidance
__________________________________________________________________________________________________

WALTHAM, Mass., (October 26, 2017) - Raytheon Company (NYSE: RTN) today announced net sales for the third quarter 2017 of $6.3 billion, up 4.5 percent compared to $6.0 billion in the third quarter 2016. Third quarter 2017 EPS from continuing operations was $1.97 compared to $1.84 in the third quarter 2016. The increase in the third quarter 2017 EPS from continuing operations was primarily driven by operational improvements.
“We delivered strong bookings and solid operating performance in the third quarter,” said Thomas A. Kennedy, Raytheon Chairman and CEO. “Global customer demand drove an increase in our backlog, which positions us well for continued growth in 2018.”
Operating cash flow from continuing operations for the third quarter 2017 was $382 million compared to $640 million for the third quarter 2016. As expected, the change in operating cash flow from continuing operations was primarily due to higher required pension contributions in the third quarter 2017, partially offset by the timing of collections.
In the third quarter 2017, the company repurchased 1.1 million shares of common stock for $200 million. Year-to-date 2017, the company repurchased 4.4 million shares of common stock for $700 million.
Bookings in the third quarter 2017 were $7.0 billion, slightly higher than the third quarter 2016. Backlog at the end of the third quarter 2017 was $36.7 billion, an increase of approximately $950 million compared to the third quarter 2016.

Summary Financial Results

	3rd Quarter		%	Nine Months				%
($ in millions, except per share data)	2017	2016	Change	2017		2016		Change

Bookings	$6,957	$6,923	0.5%	$19,177		$20,227		-5.2%
Net Sales	$6,284	$6,014	4.5%	$18,565		$17,845		4.0%
Income from Continuing Operations attributable to Raytheon Company	$573	$543	5.5%	$1,629	[1]	$1,688	[2]	-3.5%
EPS from Continuing Operations	$1.97	$1.84	7.1%	$5.59	[1]	$5.67	[2]	-1.4%
Operating Cash Flow from Continuing Operations	$382	$640		$1,123		$1,711
Workdays in Fiscal Reporting Calendar	62	63		190		192
[1] Nine months 2017 Income from Continuing Operations attributable to Raytheon Company and EPS from Continuing Operations included the $25 million after-tax ($39 million pretax) and $0.09 unfavorable impact, respectively, related to the early retirement of debt in the second quarter 2017.

[2] Nine months 2016 Income from Continuing Operations attributable to Raytheon Company and EPS from Continuing Operations included the tax-free gain of $158 million and $0.53 impact, respectively, for the second quarter 2016 TRS transaction.

Backlog
	Period Ending
($ in millions)	Q3 2017	Q3 2016	2016
Backlog	$36,676	$35,726	$36,709
Outlook
The company has updated its financial outlook for 2017. Charts containing additional information on the company's 2017 outlook are available at www.raytheon.com/ir.

2017 Financial Outlook
	Current	Prior (7/27/17)
Net Sales ($B)	25.3 - 25.6*	25.1 - 25.6
Deferred Revenue Adjustment ($M)[1]	(33)	(33)
Amortization of Acquired Intangibles ($M)[1]	(127)	(127)
FAS/CAS Adjustment ($M)[2]	389*	428
Interest Expense, net ($M)	(185) - (190)*	(196) - (201)
Diluted Shares (M)	~292	~292
Effective Tax Rate	~30.0%*	~30.5%
EPS from Continuing Operations	$7.45 - $7.55*	$7.35 - $7.50
Operating Cash Flow from Continuing Operations ($B)	2.8 - 3.1	2.8 - 3.1
*Denotes change from prior guidance
[1] Deferred Revenue Adjustment and Amortization of Acquired Intangibles represent the unfavorable impact of the acquisition accounting adjustments to record acquired deferred revenue at fair value and the amortization of acquired intangible assets for all business segments.

[2] The full-year 2017 FAS/CAS Adjustment reflects a $39 million ($0.09 per share) reduction, of which $26 million ($0.06 per share) was recorded in Q3 2017 and $13 million ($0.03 per share) is expected to be recorded in Q4 2017. This is due to the annual update in Q3 2017 of the actuarial estimates for pension and other postretirement benefit plans.

Segment Results
The company's reportable segments are: Integrated Defense Systems (IDS); Intelligence, Information and Services (IIS); Missile Systems (MS); Space and Airborne Systems (SAS); and ForcepointTM.

Integrated Defense Systems
	3rd Quarter			Nine Months
($ in millions)	2017	2016	% Change	2017	2016	% Change
Net Sales	$1,391	$1,334	4%	$4,251	$4,069	4%
Operating Income[1]	$231	$211	9%	$688	$733	NM
Operating Margin[1]	16.6%	15.8%		16.2%	18.0%
[1] Nine months 2016 operating income and operating margin include the $158 million tax-free gain from the second quarter 2016 TRS transaction.
NM = Not Meaningful
Integrated Defense Systems (IDS) had third quarter 2017 net sales of $1,391 million, up 4 percent compared to $1,334 million in the third quarter 2016. The increase in net sales for the quarter was primarily driven by higher net sales on an international early warning radar program awarded in the first quarter 2017.
IDS recorded $231 million of operating income in the third quarter 2017 compared to $211 million in the third quarter 2016. The increase in operating income for the quarter was primarily driven by higher net program efficiencies and higher volume.

Intelligence, Information and Services
	3rd Quarter			Nine Months
($ in millions)	2017	2016	% Change	2017	2016	% Change
Net Sales	$1,543	$1,534	1%	$4,605	$4,653	-1%
Operating Income	$112	$123	-9%	$338	$347	-3%
Operating Margin	7.3%	8.0%		7.3%	7.5%
Intelligence, Information and Services (IIS) had third quarter 2017 net sales of $1,543 million compared to $1,534 million in the third quarter 2016.
IIS recorded $112 million of operating income in the third quarter 2017 compared to $123 million in the third quarter 2016. The change in operating margin was primarily due to a change in program mix and other performance.
During the quarter, IIS booked $469 million on domestic and foreign training programs in support of Warfighter FOCUS activities and $104 million to provide intelligence, surveillance and reconnaissance (ISR) support to the U.S. Air Force. IIS also booked $686 million on a number of classified contracts.

Missile Systems
	3rd Quarter			Nine Months
($ in millions)	2017	2016	% Change	2017	2016	% Change
Net Sales	$1,945	$1,770	10%	$5,602	$5,199	8%
Operating Income	$280	$235	19%	$732	$660	11%
Operating Margin	14.4%	13.3%		13.1%	12.7%
Missile Systems (MS) had third quarter 2017 net sales of $1,945 million, up 10 percent compared to $1,770 million in the third quarter 2016. The increase in net sales for the quarter was primarily driven by higher net sales on the Paveway™ and Excalibur® programs.

MS recorded $280 million of operating income in the third quarter 2017 compared to $235 million in the third quarter 2016. The increase in operating income for the quarter was primarily driven by higher net program efficiencies and higher volume.
During the quarter, MS booked $492 million for the Redesigned Kill Vehicle (RKV) program; $348 million for Tube-launched, Optically-tracked, Wireless-guided (TOW®) missiles; $206 million for Paveway; $145 million for Tomahawk; $136 million for Excalibur; $102 million for Standard Missile-3 (SM-3®); $91 million for Javelin; and $79 million for Horizontal Technology Integration (HTI) forward-looking infrared kits. MS also booked $427 million on a number of classified contracts.

Space and Airborne Systems
	3rd Quarter			Nine Months
($ in millions)	2017	2016	% Change	2017	2016	% Change
Net Sales	$1,597	$1,590	—	$4,760	$4,582	4%
Operating Income	$212	$215	-1%	$620	$587	6%
Operating Margin	13.3%	13.5%		13.0%	12.8%
Space and Airborne Systems (SAS) had third quarter 2017 net sales of $1,597 million compared to $1,590 million in the third quarter 2016.
SAS recorded $212 million of operating income in the third quarter 2017 compared to $215 million in the third quarter 2016.
During the quarter, SAS booked approximately $200 million on classified and unclassified space programs and $84 million for radar components for the U.S. Navy and the Royal Australian Air Force. SAS also booked $435 million on a number of other classified contracts.

Forcepoint
	3rd Quarter			Nine Months
($ in millions)	2017	2016	% Change	2017	2016	% Change
Net Sales	$170	$167	2%	$452	$443	2%
Operating Income	$23	$41	-44%	$41	$69	-41%
Operating Margin	13.5%	24.6%		9.1%	15.6%
Forcepoint had third quarter 2017 net sales of $170 million compared to $167 million in the third quarter 2016.
Forcepoint recorded $23 million of operating income in the third quarter 2017 compared to $41 million in the third quarter 2016. The decrease in operating income for the quarter was primarily driven by investments in sales and marketing.

About Raytheon
Raytheon Company, with 2016 sales of $24 billion and 63,000 employees, is a technology and innovation leader specializing in defense, civil government and cybersecurity solutions. With a history of innovation spanning 95 years, Raytheon provides state-of-the-art electronics, mission systems integration, C5ITM products and services, sensing, effects, and mission support for customers in more than 80 countries. Raytheon is headquartered in Waltham, Massachusetts. Follow us on Twitter.
Conference Call on the Third Quarter 2017 Financial Results
Raytheon's financial results conference call will be held on Thursday, October 26, 2017 at 9 a.m. ET. Participants will include Thomas A. Kennedy, Chairman and CEO; Anthony F. O'Brien, vice president and CFO; and other company executives.
The dial-in number for the conference call will be (877) 280-4957 in the U.S. or (857) 244-7314 outside of the U.S. The conference call will also be audiocast on the Internet at www.raytheon.com/ir. Individuals may listen to the call and download charts that will be used during the call. These charts will be available for printing prior to the call.
Interested parties are encouraged to check the website ahead of time to ensure their computers are configured for the audio stream. Instructions for obtaining the free required downloadable software are posted on the site.
Disclosure Regarding Forward-looking Statements
This release and the attachments contain forward-looking statements, including information regarding the company's financial outlook, future plans, objectives, business prospects and anticipated financial performance. These forward-looking statements are not statements of historical facts and represent only the company's current expectations regarding such matters. These statements inherently involve a wide range of known and unknown risks and uncertainties. The company's actual actions and results could differ materially from what is expressed or implied by these statements. Specific factors that could cause such a difference include, but are not limited to: the company's dependence on the U.S. government for a significant portion of its business and the risks associated with U.S. government sales, including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration, a government shutdown, or otherwise, uncertain funding of programs and potential termination of contracts; difficulties in contract performance; the resolution of program terminations; the ability to procure new contracts; the risks of conducting business in foreign countries; the unpredictability of timing of international bookings; the ability to comply with extensive governmental regulation and obtain approvals, including export and import requirements such as the International Traffic in Arms Regulations and the Export Administration Regulations, anti-bribery and anti-corruption requirements including the Foreign Corrupt Practices Act, industrial cooperation agreement obligations, and procurement and other regulations; changes in government procurement practices; the impact of competition; the ability to develop products and technologies, and the impact of associated investments and costs; the ability to recruit and retain qualified personnel; the impact of potential security and cyber threats, and other disruptions; the risk that actual pension returns, discount rates or other actuarial assumptions, including the long-term return on asset assumption, are significantly different than the company's current assumptions; the risk of cost overruns, particularly for the company's fixed-price contracts; dependence on component availability, subcontractor and partner performance and key suppliers; risks of a negative government audit; risks associated with acquisitions, investments, dispositions, joint ventures and other business arrangements; the ability to grow in the government and commercial cybersecurity markets; risks of an impairment of goodwill or other intangible assets; the impact of financial markets and global economic conditions; the use of accounting estimates in the company's financial statements; the outcome of contingencies and litigation matters, including government investigations; the risk of environmental liabilities; and other factors as may be detailed from time to time in the company's public announcements and Securities and Exchange Commission filings. The company undertakes no obligation to make any revisions to the forward-looking statements contained in this release and the attachments or to update them to reflect events or circumstances occurring after the date of this release, including any acquisitions, dispositions or other business arrangements that may be announced or closed after such date.

# # #

Attachment A
Raytheon Company
Preliminary Statement of Operations Information
Third Quarter 2017
(In millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	1-Oct-17	2-Oct-16	1-Oct-17	2-Oct-16

Net sales	$6,284	$6,014	$18,565	$17,845
Operating expenses
Cost of sales	4,690	4,474	13,905	13,277
General and administrative expenses	736	710	2,212	2,153
Total operating expenses	5,426	5,184	16,117	15,430
Operating income	858	830	2,448	2,415
Non-operating (income) expense, net
Interest expense	48	58	157	174
Interest income	(4)	(4)	(14)	(12)
Other (income) expense, net	(2)	(4)	26	(7)
Total non-operating (income) expense, net	42	50	169	155
Income from continuing operations before taxes	816	780	2,279	2,260
Federal and foreign income taxes	248	239	667	601
Income from continuing operations	568	541	1,612	1,659
Income (loss) from discontinued operations, net of tax	(1)	1	2	1
Net income	567	542	1,614	1,660
Less: Net income (loss) attributable to noncontrolling interests in subsidiaries	(5)	(2)	(17)	(29)
Net income attributable to Raytheon Company	$572	$544	$1,631	$1,689

Basic earnings per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$1.97	$1.84	$5.59	$5.68
Income (loss) from discontinued operations, net of tax	—	—	0.01	—
Net income	1.97	1.84	5.60	5.68

Diluted earnings per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$1.97	$1.84	$5.59	$5.67
Income (loss) from discontinued operations, net of tax	—	—	0.01	—
Net income	1.97	1.84	5.60	5.68

Amounts attributable to Raytheon Company common stockholders:
Income from continuing operations	$573	$543	$1,629	$1,688
Income (loss) from discontinued operations, net of tax	(1)	1	2	1
Net income	$572	$544	$1,631	$1,689

Average shares outstanding
Basic	290.7	295.2	291.6	297.2
Diluted	291.0	295.5	291.9	297.5

Attachment B
Raytheon Company
Preliminary Segment Information
Third Quarter 2017
(In millions, except percentages)
					Operating Income
	Net Sales		Operating Income		As a Percent of Net Sales
	Three Months Ended		Three Months Ended		Three Months Ended
	1-Oct-17	2-Oct-16	1-Oct-17	2-Oct-16	1-Oct-17	2-Oct-16

Integrated Defense Systems	$1,391	$1,334	$231	$211	16.6%	15.8%
Intelligence, Information and Services	1,543	1,534	112	123	7.3%	8.0%
Missile Systems	1,945	1,770	280	235	14.4%	13.3%
Space and Airborne Systems	1,597	1,590	212	215	13.3%	13.5%
Forcepoint	170	167	23	41	13.5%	24.6%
Eliminations	(355)	(364)	(39)	(42)
Total business segment	6,291	6,031	819	783	13.0%	13.0%
Acquisition Accounting Adjustments	(7)	(17)	(39)	(46)
FAS/CAS Adjustment	—	—	78	104
Corporate	—	—	—	(11)
Total	$6,284	$6,014	$858	$830	13.7%	13.8%

					Operating Income
	Net Sales		Operating Income		As a Percent of Net Sales
	Nine Months Ended		Nine Months Ended		Nine Months Ended
	1-Oct-17	2-Oct-16	1-Oct-17	2-Oct-16	1-Oct-17	2-Oct-16

Integrated Defense Systems	$4,251	$4,069	$688	$733	16.2%	18.0%
Intelligence, Information and Services	4,605	4,653	338	347	7.3%	7.5%
Missile Systems	5,602	5,199	732	660	13.1%	12.7%
Space and Airborne Systems	4,760	4,582	620	587	13.0%	12.8%
Forcepoint	452	443	41	69	9.1%	15.6%
Eliminations	(1,077)	(1,037)	(113)	(109)
Total business segment	18,593	17,909	2,306	2,287	12.4%	12.8%
Acquisition Accounting Adjustments	(28)	(64)	(123)	(155)
FAS/CAS Adjustment	—	—	295	318
Corporate	—	—	(30)	(35)
Total	$18,565	$17,845	$2,448	$2,415	13.2%	13.5%

Attachment C
Raytheon Company
Other Preliminary Information
Third Quarter 2017
(In millions)

Backlog			1-Oct-17	31-Dec-16

Integrated Defense Systems			$9,089	$10,159
Intelligence, Information and Services			6,368	5,662
Missile Systems			11,943	11,568
Space and Airborne Systems			8,826	8,834
Forcepoint			450	486
Total backlog			$36,676	$36,709

	Three Months Ended		Nine Months Ended
Bookings	1-Oct-17	2-Oct-16	1-Oct-17	2-Oct-16

Total bookings	$6,957	$6,923	$19,177	$20,227

	Three Months Ended		Nine Months Ended
General and Administrative Expenses	1-Oct-17	2-Oct-16	1-Oct-17	2-Oct-16

Administrative and selling expenses	$549	$531	$1,654	$1,594
Research and development expenses	187	179	558	559
Total general and administrative expenses	$736	$710	$2,212	$2,153

Cash, Cash Equivalents and Restricted Cash			1-Oct-17	31-Dec-16

Cash and cash equivalents			$2,311	$3,303
Restricted cash			12	—
Total cash, cash equivalents and restricted cash shown in Attachment E			$2,323	$3,303

Attachment D
Raytheon Company
Preliminary Balance Sheet Information
Third Quarter 2017
(In millions)

	1-Oct-17	31-Dec-16

Assets
Current assets
Cash and cash equivalents	$2,311	$3,303
Short-term investments	—	100
Receivables, net	1,393	1,163
Contract assets	5,892	5,041
Inventories	693	608
Prepaid expenses and other current assets	489	670
Total current assets	10,778	10,885

Property, plant and equipment, net	2,248	2,166
Goodwill	14,878	14,788
Other assets, net	2,374	2,399
Total assets	$30,278	$30,238

Liabilities, Redeemable Noncontrolling Interest and Equity
Current liabilities
Commercial paper	$300	$—
Contract liabilities	2,519	2,646
Accounts payable	1,347	1,520
Accrued employee compensation	1,165	1,234
Other current liabilities	1,161	1,139
Total current liabilities	6,492	6,539

Accrued retiree benefits and other long-term liabilities	7,791	7,758
Long-term debt	4,749	5,335

Redeemable noncontrolling interest	389	449

Equity
Raytheon Company stockholders' equity
Common stock	3	3
Additional paid-in capital	—	—
Accumulated other comprehensive loss	(7,075)	(7,411)
Retained earnings	17,929	17,565
Total Raytheon Company stockholders' equity	10,857	10,157
Noncontrolling interests in subsidiaries	—	—
Total equity	10,857	10,157
Total liabilities, redeemable noncontrolling interest and equity	$30,278	$30,238

Attachment E
Raytheon Company
Preliminary Cash Flow Information
Third Quarter 2017
(In millions)
	Nine Months Ended
	1-Oct-17	2-Oct-16

Cash flows from operating activities
Net income	$1,614	$1,660
(Income) loss from discontinued operations, net of tax	(2)	(1)
Income from continuing operations	1,612	1,659
Adjustments to reconcile to net cash provided by (used in) operating activities from continuing operations, net of the effect of acquisitions and divestitures
Depreciation and amortization	401	377
Stock-based compensation	127	120
Gain on sale of equity method investment	—	(158)
Loss on repayment of long-term debt	39	—
Deferred income taxes	(137)	(84)
Changes in assets and liabilities
Receivables, net	(226)	(64)
Contract assets and contract liabilities	(962)	(925)
Inventories	(83)	(37)
Prepaid expenses and other current assets	148	252
Income taxes receivable/payable	66	(78)
Accounts payable	(191)	52
Accrued employee compensation	(68)	(25)
Other current liabilities	35	(59)
Accrued retiree benefits	452	693
Other, net	(90)	(12)
Net cash provided by (used in) operating activities from continuing operations	1,123	1,711
Net cash provided by (used in) operating activities from discontinued operations	(1)	—
Net cash provided by (used in) operating activities	1,122	1,711
Cash flows from investing activities
Additions to property, plant and equipment	(323)	(344)
Proceeds from sales of property, plant and equipment	31	25
Additions to capitalized internal use software	(49)	(47)
Purchases of short-term investments	(399)	(472)
Maturities of short-term investments	517	822
Payments for purchases of acquired companies, net of cash received	(93)	(57)
Other	(2)	(9)
Net cash provided by (used in) investing activities	(318)	(82)
Cash flows from financing activities
Dividends paid	(679)	(635)
Net borrowings (payments) on commercial paper	300	—
Repayments of long-term debt	(591)	—
Loss on repayment of long-term debt	(38)	—
Repurchases of common stock under share repurchase programs	(700)	(801)
Repurchases of common stock to satisfy tax withholding obligations	(84)	(95)
Acquisition of noncontrolling interest in RCCS LLC	—	(90)
Contribution from noncontrolling interests in Forcepoint	8	11
Other	—	(5)
Net cash provided by (used in) financing activities	(1,784)	(1,615)
Net increase (decrease) in cash, cash equivalents and restricted cash	(980)	14
Cash, cash equivalents and restricted cash at beginning of the year	3,303	2,328
Cash, cash equivalents and restricted cash at end of period	$2,323	$2,342

Attachment F
Raytheon Company
Supplemental EPS Information
Third Quarter 2017
(In millions, except per share amounts)

		Three Months Ended		Nine Months Ended
		1-Oct-17	2-Oct-16	1-Oct-17	2-Oct-16

Per share impact of early debt retirement (A)		$—	$—	$0.09	$—
Per share impact of TRS transaction (B)		—	—	—	0.53

(A)	Early debt retirement	$—	$—	$39	$—
	Tax effect (at 35% statutory rate)	—	—	(14)	—
	After-tax impact	—	—	25	—
	Diluted shares	—	—	291.9	—
	Per share impact	$—	$—	$0.09	$—

(B)	TRS transaction	$—	$—	$—	$158
	Diluted shares	—	—	—	297.5
	Per share impact	$—	$—	$—	$0.53